UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Foundation Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 N. Portland Avenue, Suite 200

Oklahoma City, Oklahoma 73134

(Address of Principal Executive Offices) (Zip Code)

(405) 608-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 22, 2015, Foundation Healthcare, Inc. (the “Company”) filed a preliminary prospectus with the Securities and Exchange Commission (the “SEC”) containing the following preliminary unaudited financial results for the year ended December 31, 2014:

Preliminary Results for the Three Months and Year Ended December 31, 2014

Although our financial statements as of and for the three months and year ended December 31, 2014 are not yet available, the following information reflects our estimates of our results based on currently available information.

For the three months and year ended December 31, 2014, we expect to report the following results:

	Estimated		Actual
	Three Months Ended 12/31/2014	Year Ended 12/31/2014	Three Months Ended 12/31/2013	Year Ended 12/31/2013
Statement of Operations Data:
Net patient service revenue	$26.2 to $28.2	$89.0 to $91.0	$22.4	$76.2
Net revenues and equity in earnings of affiliates	$30.2 to $32.2	$103.4 to $105.4	$26.0	$93.1
Income (loss) from continuing operations, before taxes	$2.0 to $2.5	$1.2 to $1.7	$(1.4)	$(10.4)

Net patient service revenues in 2014 are expected to increase between $12.8 million and $14.8 million over 2013, with the increase being primarily attributable to growth in ancillary services revenues.

Net income (loss) from continuing operations before income taxes in 2013 includes the impairment of goodwill associated with the reverse acquisition related to legacy Graymark of $21.9 million and gains associated with the El Paso Real Estate Transaction totaling $11.1 million. We initially recorded $21.9 million in goodwill related to the reverse acquisition. We then determined the projected cash flows from the continuing operations of the legacy Graymark business were not sufficient to support the recorded goodwill. We evaluated the fair value of the goodwill subsequent to the reverse acquisition and determined the acquired goodwill was fully-impaired. On August 30, 2013, we completed the El Paso Real Estate Transaction which resulted in gains of $7.1 million from the forgiveness of debt and other liabilities and $4.0 million from the associated real estate transaction.

The foregoing constitute forward-looking statements and should be read in light of the section of this prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements.” These preliminary results are unaudited and represent our estimates only, and our actual results could differ materially and adversely from those set forth above as a result of various factors, some of which are listed in the section entitled “Risk Factors.” In addition, these factors include, without limitation, the risk that additional information may arise during our close process or as a result of subsequent events that would require us to make adjustments to the financial information, as well as the risk that adjustments to our financial statements may be identified through the course of our independent registered public accounting firm completing its audit of our financial statements.

These preliminary results are unaudited and represent the Company’s estimates only, and the Company’s actual results could differ materially and adversely from those set forth above as a result of various factors, some of which are listed in the “Risk Factors” sections of the Company’s SEC filings, including, without limitation, its Annual Report on Form 10-K, for the year ended December 31, 2013. In addition, these factors include, without limitation, the risk that additional information may arise during the Company’s close process or as a result of subsequent events that would require the Company to make adjustments to the financial information, as well as the risk that adjustments to the Company’s financial statements may be identified through the course of the Company’s independent registered public accounting firm completing its audit of the Company’s financial statements.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	FOUNDATION HEALTHCARE, INC.

Date: January 26, 2015	By:	/s/ STANTON NELSON
Stanton Nelson
Chief Executive Officer